Exhibit 3.1

AMENDMENT

TO

AMENDED AND RESTATED BYLAWS

OF

CARROLS RESTAURANT GROUP, INC.

(effective as of January 1, 2012)

Article I, Section 9 of the Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (the “Corporation”) is hereby amended and restated in its entirety as follows:

“Section 9. Listed Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make available at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, as required by applicable law. The list shall also be produced at the time and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.”

Article I, Section 11, Subsections (A)(1) and (A)(2) of the Amended and Restated Bylaws of the Corporation are hereby amended and restated in their entirety as follows:

“Section 11. Stockholder Nominations for the Board; Stockholder Proposals.

(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article 1, Section 3 of these Bylaws, (b) by or at the direction of the Board or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who has complied with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (A) of this Section and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation and at the time of the annual meeting; clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.

(2) Without qualification, for any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act) at the principal executive offices of the

Corporation not more than one hundred twenty days, nor less than ninety days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered (a) not more than the one hundred twentieth day prior to such annual meeting and (b) not less than (i) the close of business on the later of the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice (whether given pursuant to this Section 11(A)(2) or Section 11(B) to the Secretary of the Corporation) shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand; (b) as to any other business (other than a nomination of a director or directors) that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting, any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and a description of all agreements, arrangements or understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner, and that such shares have been held for the period required by any applicable law, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether such stockholder is a party to any arrangement, contract or understanding (such as derivative transactions, put or call arrangements, short positions, hedging, swap or stock lending arrangements) pursuant to which the voting or economic interests of the stockholders are affected and in each case describing any changes in voting or economic rights which may arise pursuant to such arrangement, contract or understanding and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.”

Article I, Section 11, Subsection (B) of the Amended and Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:

“(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in the case of a meeting called by the Chief Executive Officer of the Corporation or the Board or by the Secretary of the Corporation if directed by the Board pursuant to a resolution approved by the Board, pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these Bylaws, and such other purposes as shall be directed by the Board, in each case as set forth in the Corporation’s notice of meeting pursuant to Article I, Section 3 of these Bylaws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in these Bylaws as to such nomination and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the ninetieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.”

Article I, Section 11, Subsection (C)(4) of the Amended and Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:

“(4) Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these Bylaws, provided, however that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to Section 11(A)(1)(c) or Section 11(B) of these Bylaws. Nothing in these Bylaws shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any certificate of designations relating to such series).”

Section 11 and Section 12 of Article II of the Amended and Restated Bylaws of the Corporation are hereby renumbered to be Section 12 and Section 13, respectively, and the Amended and Restated Bylaws of the Corporation are hereby amended by inserting the following new Section 11 therein:

“Section 11. Chairman of the Board. The Chairman of the Board of the Corporation shall preside at all meetings of the stockholders and of the Board and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board or provided in these Bylaws.

Article III, Section 1 of the Amended and Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:

“Section 1. Executive Officers. The Board shall elect officers of the Corporation, including a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board may also from time to time elect such other officers (including, without limitation, a President, one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. The Board may elect the Chairman of the Board of Directors as an officer of the Corporation, provided that the Chairman may not be regarded as an officer of the Corporation unless the Board so determines at the time of election in accordance with these Bylaws. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board may determine. Any two or more offices may be held by the same person.”

Article III, Section 3 of the Amended and Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:

“Section 3. Powers and Duties.

(A) Chief Executive Officer. The Chief Executive Officer of the Corporation shall have the powers and perform the duties incident to that position. Subject to the powers of the Board and the Chairman of the Board, the Chief Executive Officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the president.

(B) The President. The President of the Corporation shall, subject to the powers of the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The President shall have such other powers and perform such other duties as may be prescribed by the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the Board or as may be provided in these Bylaws.

(C) Vice-Presidents. The Vice-President of the Corporation, or if there shall be more than one, the Vice-Presidents of the Corporation, in the order determined by the Board or the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, shall, in the absence or disability of the President, act with all of the powers and be subject to all the restrictions of the President. The Vice-Presidents shall also perform such other duties and have such other powers as the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Vice-Presidents may also be designated as Executive Vice-Presidents, Senior Vice-Presidents or Corporate Vice-Presidents, as the Board may from time to time prescribe.

(D) The Secretary and Assistant Secretaries. The Secretary of the Corporation shall attend all meetings of the Board (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity.

Under the Chairman of the Board’s supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal or a facsimile thereof to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal or a facsimile thereof of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the Assistant Secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.

(E) The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President or the Board; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board, at its regular meeting or when the Board so requires, an account of the Corporation; shall have such powers and perform such duties as the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe.

(F) Treasurer and Assistant Treasurers. The Treasurer of the Corporation shall in general have all duties incident to the position of Treasurer of the Corporation and such other powers and duties as the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe. The Assistant Treasurer, or if there be more than one, any of the Assistant Treasurers, shall in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board, the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, the Chief Executive Officer, the President or the Treasurer may, from time to time, prescribe.

(G) Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board.”

Article VI of the Amended and Restated Bylaws of the Corporation is hereby amended and restated in its entirety as follows:

“CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be thereunto authorized from time to time by the Board. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, provided that the Chairman of the Board is an executive officer of the Corporation pursuant to Article III, Section 1 of these Bylaws, or the Chief Executive Officer, or by any such officers as the Board may from time to time determine.”